UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2010

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 11, 2010, Stereotaxis, Inc. (the “Company”) executed and delivered an equity underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 4,000,000 shares of the Company’s common stock in its previously announced public offering at a price to the public of $3.65 per share and the grant to the Underwriters of an option to acquire up to an additional 600,000 shares. The Company expects that the net proceeds of this offering, after underwriting discounts, commissions, and estimated expenses, will be approximately $13.4 million.

This offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-161077) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

The opinion of the Company’s counsel as to the legality of the Company’s common stock is filed as Exhibit 5.1 to this Form 8-K.

As previously announced, on November 10, 2010, the Company, Alafi Capital Company LLC and certain affiliates of Sanderling Venture Partners (collectively, the “Lenders”) reached agreement on the extension by the Lenders of their obligations under that certain Note and Warrant Purchase Agreement by and among the Company and the Lenders, effective February 7, 2008, as thereafter amended.

Under the arrangement, the Lenders agreed to provide an aggregate of $10 million of financing, either as direct loans to the Company or as a guarantee of amounts borrowed by the Company under its working capital facility with Silicon Valley Bank (the “Bank”), the Company’s primary lending bank. Historically, the Lenders have issued such guarantees in favor of the Bank. The commitment will now expire on the earlier of March 31, 2012 or the date the Company receives at least $30 million of third party, non-bank financing. In exchange for the extension of the commitment, the Company has agreed to issue the Lenders warrants to purchase an aggregate of 800,000 shares of common stock at an exercise price of $4.015 per share. The Lenders are affiliates of Christopher Alafi and Fred A. Middleton, respectively, each of whom is a member of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated November 11, 2010

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 15, 2010	By:	/S/ DANIEL J. JOHNSTON
	Name:	Daniel J. Johnston
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement dated November 11, 2010

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)